Exhibit 99.2

Watsco Boosts Annual Dividend 11% to $9.80 Per Share

MIAMI, FLORIDA — (GLOBENEWSWIRE), October 20, 2022 — Watsco, Inc. (NYSE:WSO) announced today that its Board of Directors has approved an 11% increase in its annual dividend to $9.80 per share on each outstanding share of its Common and Class B common stock. The increase will be reflected in the Company’s quarterly dividend payment beginning in January 2023.

Albert H. Nahmad, Watsco’s Chairman & CEO stated: “We are pleased to increase dividends to shareholders, reflecting the strength of our 2022 performance and our confidence in the prospects of our business, which is fundamentally supported by our strong balance sheet.”

Watsco has paid dividends to shareholders for 48 consecutive years. The Company’s philosophy is to share increasing amounts of cash flow through higher dividends while maintaining a conservative balance sheet with continued capacity to build its distribution network. Future changes in dividends are considered in light of investment opportunities, cash flow, general economic conditions and Watsco’s overall financial condition.

About Watsco

Watsco is the largest distribution network for heating, air conditioning and refrigeration (HVAC/R) products with locations in the United States, Canada, Mexico and Puerto Rico, and on an export basis to Latin America and the Caribbean. Watsco estimates that over 350,000 contractors and technicians visit or call one of its 675 locations each year to get information, obtain technical support and buy products.

Watsco has the opportunity to be a significant and important contributor toward climate change as its business plays an important role in the drive to lower CO2e emissions. According to the Department of Energy, heating and air conditioning accounts for roughly half of U.S. household energy consumption. As such, replacing HVAC systems at higher efficiency levels is one of the most meaningful steps homeowners can take to reduce electricity consumption and carbon footprint over time. The overwhelming majority of new HVAC systems sold by Watsco replace systems that likely operate well below current minimum efficiency standards in the U.S. As consumers replace HVAC systems with new, higher-efficiency systems, homeowners will consume less energy, save costs, and reduce the carbon footprint over time.

Based on estimates validated by independent sources, Watsco averted an estimated 14.2 million metric tons of CO2e emissions from January 1, 2020 to September 30, 2022 through the sale of replacement HVAC systems at higher-efficiency standards (an equivalent of removing 3.1 million gas powered vehicles off the road for a year). More information, including sources and assumptions used to support the Company’s estimates, can be found at www.watsco.com.

This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may address, among other things, our expected financial and operational results and the related assumptions underlying our expected results. These forward-looking statements are distinguished by use of words such as “will,” “would,” “anticipate,” “expect,” “believe,” “designed,” “plan,” or “intend,” the negative of these terms, and similar references to future periods. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive market, new housing starts and completions, capital spending in commercial construction, consumer spending and debt levels, regulatory and other factors, including, without limitation, the effects of supplier concentration, competitive conditions within Watsco’s industry, seasonal nature of sales of Watsco’s products, the ability of the Company to expand its business, insurance coverage risks and final GAAP adjustments. Detailed information about these factors and additional important factors can be found in the documents that Watsco files with the Securities and Exchange Commission, such as Form 10-K, Form 10-Q and Form 8-K. Forward-looking statements speak only as of the date the statements were made. Watsco assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except as required by applicable law.